                       PRUDENTIAL MONEYMART ASSETS, INC.
                               ONE SEAPORT PLAZA
                             NEW YORK, N.Y. 10292

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

To Our Shareholders:

  Notice is hereby given that the Annual Meeting of Shareholders of Prudential MoneyMart Assets, Inc. (the Fund), will be held at 9:00 A.M. on October 30, 1996, at 199 Water Street, New York, N.Y. 10292, for the following purposes:

    1. To elect [nine] Directors.


    2. To approve the elimination of the Fund's investment restriction regarding unseasoned issuers.

    3. To approve an amendment to the Articles of Incorporation to change the par value amount of the authorized Common Stock of the Fund.

    4. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as independent accountants for the fiscal year ending December 31, 1996.

    5. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

  Only shares of Common Stock of the Fund of record at the close of business on August 9, 1996 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          S. Jane Rose
                                          Secretary

Dated: August 15, 1996


 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER
 SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

                       PRUDENTIAL MONEYMART ASSETS, INC.
                               ONE SEAPORT PLAZA
                      NEW YORK, N.Y. 10292 (800) 225-1852

                               ----------------
                                PROXY STATEMENT

  This proxy statement is furnished by the Board of Directors of Prudential MoneyMart Assets, Inc. (the Fund), in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders (the Meeting) of the Fund to be held at 9:00 A.M. on October 30, 1996, at 199 Water Street, New York, New York 10292, the Fund's principal executive office. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting.

  The Fund's most recent Annual Report has previously been sent to shareholders and may be obtained without charge by calling 1-800-225-1852 (toll free) or by writing to the Fund at One Seaport Plaza, New York, New York 10292. A copy of the Fund's Semi-Annual Report is enclosed with this proxy statement.

  If the accompanying form of Proxy is properly executed and returned, shares represented by it will be voted at the Meeting, or any adjournments thereof, in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted for the election of the nominees for Director and for the other proposals. A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund, by execution of a subsequent Proxy or by attendance at the Meeting. If sufficient votes to approve one or more of the proposed items are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting or represented by proxy. When voting on a proposed adjournment, the persons named as proxies will vote for the proposed adjournment all shares that they are entitled to vote with respect to each item, unless directed to disapprove the item, in which case such shares will be voted against the proposed adjournment. In the event that the Meeting is adjourned, the same procedures will apply at a later Meeting date.

  If a Proxy that is properly executed and returned is accompanied by instructions to withhold authority to vote (an abstention) or represents a broker "non-vote" (that is, a Proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power), the shares represented thereby, with respect to matters to be determined by a majority of the votes cast on such matters, will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of such matters. With respect to matters requiring the affirmative vote of a majority of the total shares outstanding, an abstention or broker non vote will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against such matters.

  The close of business on August 9, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. As of July 26, 1996 (two weeks prior to the record date), the Fund had 7,306,014,008 shares of Common Stock outstanding and entitled to vote, consisting of 7,202,887,023 Class A shares and 103,126,985 Class Z shares. Each share will be entitled to one vote at the Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about August [15], 1996.

  As of July 26, 1996, management of the Fund does not know of any person or group who owned beneficially 5% or more of the Fund's outstanding shares. To the knowledge of management, the executive officers and Board Members of the Fund, as a group, owned less than 1% of the outstanding Shares of the Fund as of July 26, 1996.

  The expense of solicitation will be borne by the Fund and will include reimbursement of brokerage firms and others for expenses in forwarding proxy solicitation material to beneficial owners. The solicitation of proxies will be largely by mail. The Board of Directors of the Fund has authorized management to retain Shareholder Communications Corporation, a proxy solicitation firm, to assist in the solicitation of proxies for the Meeting.
This cost, including specified expenses, is not expected to exceed $    and
will be borne by the Fund. In addition, solicitation may include, without cost to the Fund, telephonic, telegraphic or oral communication by regular employees of Prudential Securities Incorporated (Prudential Securities).

  Prudential Mutual Fund Management, Inc. (PMF or the Manager), One Seaport Plaza, New York, New York 10292, serves as the Fund's Manager under a management agreement dated as of May 2, 1988 (the Management Agreement). Investment advisory services are provided to the Fund by PMF through its affiliate, The Prudential Investment Corporation (PIC or the Subadviser), Prudential Plaza, Newark, New Jersey 07102, under a Subadvisory Agreement. Both PMF and PIC are indirect subsidiaries of The Prudential Insurance Company of America. Prudential Securities, One Seaport Plaza, New York, New York 10292 serves as the distributor of the Fund's shares. The Fund's transfer agent is Prudential Mutual Fund Services, Inc. (PMFS), Raritan Plaza One, Edison, New Jersey 08837. As of June 30, 1996, PMF served as the manager to 39 open-end investment companies, and as manager or administrator to 22 closed-end investment companies with aggregate assets of more than $52 billion. The Fund has a Board of Directors which, in addition to overseeing the actions of the Fund's Manager and Subadviser, decides upon matters of general policy.

                             ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

  The Board of Directors has acted to expand its membership and has nominated the [nine] individuals identified below for election to the Fund's Board of Directors at the Meeting. Under Proposal No. 1, shareholders of the Fund are being asked to vote for those nominees. Pertinent information about each nominee is set forth in the listing below. Each nominee has indicated a willingness to serve if elected. If elected, each nominee will hold office until the earlier to occur of the next meeting of shareholders at which Board members are elected or until their terms expire in accordance with the Fund's retirement policy and until their successors are elected and qualified. The Fund's retirement policy generally calls for the retirement of Directors on December 31 of the year in which they reach the age of 72, except that there is a phase-in period for Board Members who were 68 and older as of December 31, 1993.

  The increase in the size of the Board and the nomination of these nominees to serve as the Board Members for the Fund reflects an overall plan to coordinate and enhance the efficiency of the governance of the Fund and of certain other investment companies that are part of the Prudential Mutual Fund Complex. This plan was developed by an advisory group of current members of the Fund's Board of Directors and Directors/Trustees of other Prudential Mutual Funds who are not "interested persons" of the Prudential Mutual Funds (including the Fund), as defined in the Investment Company Act ("independent" Board Members), who, with the assistance of representatives of PMF, formed a corporate governance task force. The Advisory Group considered various matters related to the management and governance of the Funds and made recommendations to the Boards, including proposals concerning the number of mutual fund boards, the size and composition of such Boards, director/trustee fees, retirement policies and related matters. These proposals were adopted by the Fund's Board at a meeting in November 1995 and are summarized below. The Board acted in 1996 to establish the size of the Board at [ten]. The nominees for independent Board memberships were selected by the Nominating Committee of the Board. With the exception of the elections to Board membership, which are the subject of Proposal No. 1, no shareholder action is required with respect to the Advisory Group recommendations. If Proposal No. 1 is approved, the Fund will have more Board members than it currently has. Notwithstanding this increase in the number of Board members, it is anticipated that, on a fund by fund basis, Directors'/Trustees' fees in the aggregate will not be higher than they currently are.

  The Fund's Board believes that coordinated governance through this Board restructuring will benefit the Fund. Despite some recent consolidations, the Prudential Mutual Fund Complex has grown substantially in size in the years since the current Board structures were created. This growth has been due to the creation of new Funds intended to serve a wide variety of investment needs. The Prudential Mutual Fund Complex currently includes over 70 portfolios of open-end and closed-end funds having a wide variety of investment objectives and policies with over 12 different board structures (clusters). The Advisory Group concluded that the Prudential Mutual Fund Complex would operate more efficiently and economically with fewer boards. The Advisory Group recommended that the number of Board clusters be reduced from the present level to four. This proposed Board cluster would include global equity and other money market funds. The other Board clusters would focus on other types of Funds. The Fund's Board believes that the Fund will benefit from having Board members focus on the issues relating to these types of Funds and to investing in these types of securities. Coordinated governance within the Prudential Mutual Fund Complex also will reduce the possibility that separate Boards might arrive at conflicting decisions regarding the operation and management of the Funds.

  The Fund's Board also believes that the Fund will benefit from the diversity and experience of the nominees that would comprise the restructured Boards. These nominees have had distinguished careers in business, finance, government and other areas and will bring a wide range of expertise to the Board. Eight of the [nine] nominees have no affiliation with PMF, Prudential Securities or the Prudential Insurance Company of America (Prudential) and would be independent Board Members. Independent Board Members are charged with special responsibilities, among other things, to approve advisory, distribution and similar agreements between the Fund and management. Currently, they also constitute the members of the Board's audit and nominating committees. In the course of their duties, Board Members must review and understand large amounts of financial and technical material and must be willing to devote substantial amounts of time. Due to the demands of service on the Boards, independent nominees may need to reject other attractive opportunities. Each of the independent nominees already serves as an independent Board Member for one or more funds within the Prudential Mutual Fund Complex and understands the operations of the complex.

  As recommended by the Advisory Group, the compensation paid to independent Board Members will change. The Advisory Group has recommended that, under the new structure, each independent Board Member be paid annual fees in the aggregate of $45,000 per cluster. This is subject to the approval of the new Boards upon their election. Additionally, individual Boards will approve annual Board fees per Fund. There will be no additional compensation for serving on committees or for attending meetings. For the most part, on a Fund by Fund basis, directors fees in the aggregate will not be higher than they are currently. Interested Board Members will continue to receive no compensation from the Fund. Board Members will continue to be reimbursed for any expenses incurred in attending meetings and for other incidental expenses.

  The following table sets forth information relating to the compensation paid to Board Members and Board nominees during the past fiscal and calendar years:

                              COMPENSATION TABLE

                                                              TOTAL COMPENSATION
                                                                PAID TO BOARD
                                                  AGGREGATE      MEMBERS FROM
INDEPENDENT                                      COMPENSATION      FUND AND
BOARD MEMBER(1)                                   FROM FUND    FUND COMPLEX(2)
- --------------------------------------------------------------------------------
Beach, Edward D. ...............................       --          $159,000(20)+
Eyre, Stephen C. ...............................       --          $ 41,000(4)+
Gold, Delayne D. ...............................   $12,000         $183,250(24)+
Hoff, Don G. ...................................       --          $ 50,625(5)+
Jacobs, Jr., Harry*.............................   $     0         $      0
LaBlanc, Robert E. .............................       --          $ 35,500(4)+
Owens Jr., Thomas A.*...........................   $12.000         $ 87,000(12)+
Redeker, Richard A. ............................   $     0         $      0
Smith, Robin B. ................................       --          $100,741(10)+
Spielvogel, Sidney*.............................   $12,000         $ 12,000(1)+
Stoneburn, Stephen..............................       --          $ 44,875(7)+
Teeters, Nancy H................................   $12,000         $107,500(13)+
Wellington, Robert, H.*.........................   $12,000         $ 19,000(3)+

- --------
 *Indicates Board Member who is not standing for reelection.
 +Indicates number of Funds in Fund Complex (including the Fund) to which aggregate compensation relates.
(1)Board members who were not independent did not receive compensation from the Funds.
(2)No fund within the fund complex has a bonus, pension, profit sharing or retirement plan.

  In connection with the Advisory Group recommendations for a restructuring of the Prudential Mutual Fund Boards, PMF offered to pay from its own resources a one-time retirement package to the independent Board Members. The purpose of the one-time retirement package was to reduce the overall number of Board members in the Prudential Mutual Fund Complex. The retirement package would be equal to twice the current annual Board fees but not to exceed $75,000 per Director/Trustee plus $2,000 for every year of service in excess of ten years. Retirement would be effective in late 1996 after the Meeting. On a complex-wide basis, fourteen independent Board members have accepted this offer and are not standing for reelection to any Fund's Board.

  Each Director who is not an affiliated person of PMF or PIC currently receives $10,000 as an annual Director's fee, plus expenses, and $1,000 plus expenses for service on each Board Committee. Board Members may elect to receive their Directors fees pursuant to a deferred fee agreement with the Fund. Under the terms of the agreement, the Fund accrues daily the amount of such Board member's fee in installments which accrue interest at a rate equivalent to the prevailing rate applicable to 90-day U.S. Treasury Bills at the beginning of each calendar quarter or, pursuant to an exemptive order of the Securities and Exchange Commission (SEC), at the daily rate of return of the Fund (the Fund rate). Payment of the interest so accrued is also deferred and accruals become payable at the option of the Board member. The Fund's obligation to make payments of deferred Directors' fees, together with interest thereon, is a general obligation of the Fund.

  It is the intention of the persons named in the accompanying form of proxy to vote for the election of Edward D. Beach, Stephen C. Eyre, Delayne Dedrick Gold, Don G. Hoff, Robert E. LaBlanc, Richard A. Redeker, Robin B. Smith, Stephen Stoneburn, and Nancy H. Teeters. Delayne Dedrick Gold, Richard A. Redeker and Nancy H. Teeters are currently Directors. Each of the nominees has consented to be named in this proxy statement and to serve as a Director if elected. Only Mmes. Gold and Teeters have previously been elected by shareholders. Mrs. Gold was elected as a Director in 1983, Mrs. Teeters was elected in 1984, and Mr. Redeker was elected in 1993. Messrs. Beach, Eyre, Hoff, LaBlanc, Stoneburn and Ms. Smith were each nominated as a Director in 1996. Messrs. Jacobs, Owens, Spielvogel and Wellington are not standing for reelection.

  The following table sets forth certain information concerning each of the nominees and each Director of the Fund standing for reelection.

                        INFORMATION REGARDING DIRECTORS

                                                                          SHARES OF COMMON
            NAME, AGE, BUSINESS EXPERIENCE DURING               POSITION   STOCK OWNED AT
         THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS            WITH FUND  JULY 26, 1996
         -------------------------------------------            --------- ----------------
Edward D. Beach (71), President and Director of BMC Fund,       Director
Inc., a closed-end investment company; prior thereto, Vice
Chairman of Broyhill Furniture Industries, Inc.; Certified
Public Accountant; Secretary and Treasurer of Broyhill Family
Foundation, Inc.; Member of the Board of Trustees of Mars Hill
College; President and Director of First Financial Fund, Inc.
and The High Yield Plus Fund, Inc.; President and Director of
Global Utility Fund, Inc.; Director of The Global Government
Plus Fund, Inc., The Global Total Return Fund, Inc.,
Prudential Equity Fund, Inc., Prudential Global Genesis Fund,
Inc., Prudential Government Income Fund, Inc., Prudential
Mortgage Income Fund, Inc., Prudential Multi-Sector Fund,
Inc., Prudential Natural Resources Fund, Inc., and Prudential
Special Money Market Fund, Inc.; Trustee of The BlackRock
Government Income Trust, Command Government Fund, Command
Money Fund, Command Tax-Free Fund, Prudential Allocation Fund,
Prudential California Municipal Fund, Prudential Equity Income
Fund, Prudential Municipal Bond Fund and Prudential Municipal
Series Fund.

Stephen C. Eyre (73), Executive Director, The John A. Hartford  Director
Foundation, Inc. (charitable foundation) (since May 1985);
Director of Faircom, Inc., Prudential Global Limited Maturity
Fund, Inc., Prudential Pacific Growth Fund, Inc. and
Prudential World Fund, Inc.; Trustee Emeritus of Pace
University.

                                                                              SHARES OF COMMON
            NAME, AGE, BUSINESS EXPERIENCE DURING                 POSITION     STOCK OWNED AT
         THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS              WITH FUND    JULY 26, 1996
         -------------------------------------------            ------------- ----------------
Delayne Dedrick Gold (58), Marketing and Management             Director
Consultant; Director of Prudential Distressed Securities Fund,
Inc., Prudential Equity Fund, Inc., Prudential Global Limited
Maturity Fund, Inc., Prudential Government Income Fund, Inc.,
Prudential High Yield Fund, Inc., Prudential MoneyMart Assets,
Inc., Prudential Mortgage Income Fund, Inc., Prudential
National Municipals Fund, Inc., Prudential Pacific Growth
Fund, Inc., Prudential Small Companies Fund, Inc., Prudential
Special Money Market Fund, Inc., Prudential Structured
Maturity Fund, Inc., Prudential Tax-Free Money Fund, Inc.,
Prudential Utility Fund, Inc. and Prudential World Fund, Inc.;
Trustee of The BlackRock Government Income Trust, Command
Government Fund, Command Money Fund, Command Tax-Free Fund,
Prudential California Municipal Fund, Prudential Government
Securities Trust and Prudential Municipal Series Fund.
Don G. Hoff (60), Chairman and Chief Executive Officer of       Director
Intertec, Inc. (investments) since 1980; Director of
Innovative Capital Management Inc., Prudential Global Limited
Maturity Fund, Inc., Prudential Pacific Growth Fund, Inc.,
Prudential World Fund, Inc., The Asia Pacific Fund, Inc. and
The Greater China Fund, Inc.
Robert E. LaBlanc (62), President of Robert E. LaBlanc          Director
Associates, Inc. (telecommunications) since 1981; formerly
General Partner at Salomon Brothers; formerly Vice Chairman of
Continental Telecom; Director of
Contel Cellular, Inc., M/A-Com, Inc., Storage Technology
Corporation, TIE/communications, Inc., The Tribune Company,
Prudential Global Limited Maturity Fund, Inc., Prudential
Pacific Growth Fund, Inc. and Prudential World Fund, Inc.;
Trustee of Manhattan College.
* Richard A. Redeker (53), President, Chief Executive Officer   President and
and Director (since October 1993), Prudential Mutual Fund        Director
Management, Inc.; Executive Vice President, Director and
Member of the Operating Committee (since October 1993),
Prudential Securities Incorporated; Director (since October
1993) of Prudential Securities Group, Inc; formerly Senior
Executive Vice President and Director of Kemper Financial
Services, Inc. (September 1978 - September 1993); Director of
Global Utility Fund, Inc., Prudential Allocation Fund,
Prudential Distressed Securities Fund, Inc., Prudential
Diversified Bond Fund, Inc., Prudential Equity Fund, Inc.,
Prudential Equity Income Fund, Prudential Europe Growth Fund,
Inc., Prudential Global Genesis Fund, Inc., Prudential Global
Limited Maturity Fund, Inc., Prudential Government Income
Fund, Inc., Prudential High Yield Fund, Inc., Prudential
Institutional Liquidity Portfolio, Inc., Prudential
Intermediate Global Income Fund, Inc., Prudential Jennison
Fund, Inc., Prudential MoneyMart Assets, Inc., Prudential
Mortgage Income Fund, Inc., Prudential Multi-Sector Fund,
Inc., Prudential National Municipals Fund, Inc., Prudential
Natural Resources

                                                                          SHARES OF COMMON
            NAME, AGE, BUSINESS EXPERIENCE DURING               POSITION   STOCK OWNED AT
         THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS            WITH FUND  JULY 26, 1996
         -------------------------------------------            --------- ----------------
Fund, Inc., Prudential Pacific Growth Fund, Inc., Prudential    Director
Small Companies Fund, Inc., Prudential Special Money Market
Fund, Inc., Prudential Structured Maturity Fund, Inc.,
Prudential Tax-Free Money Fund, Inc., Prudential Utility Fund,
Inc., Prudential World Fund, Inc., The Global Total Return
Fund, Inc., The Global Government Plus Fund, Inc., and The
High Yield Income Fund, Inc.; Trustee of Command Government
Fund, Command Money Fund, Command Tax-Free Fund, Prudential
Allocation Fund, Prudential California Municipal Fund,
Prudential Equity Income Fund, Prudential Government
Securities Trust, Prudential Municipal Bond Fund, Prudential
Municipal Series Fund and The Target Portfolio Trust.
Robin B. Smith (56), President (since September 1981) and       Director
Chief Executive Officer (since January 1988) of Publishers
Clearing House; Director of BellSouth Corporation, The Omnicom
Group, Inc., Texaco Inc., Spring Industries Inc., First
Financial Fund, Inc., The Global Total Return Fund Inc., The
High Yield Income Fund, Inc., The High Yield Plus Fund, Inc.,
Global Utility Fund, Inc., Prudential Distressed Securities
Fund, Inc., Prudential Diversified Bond Fund, Inc., Prudential
Europe Growth Fund, Inc., Prudential Jennison Fund, Inc. and
Prudential Institutional Liquidity Portfolio, Inc.; Trustee of
The Target Portfolio Trust.
Stephen Stoneburn (53), President, Argus Integrated Media,      Director
Inc. (since June 1995); formerly Senior Vice President and
Managing Director, Cowles Business Media (January 1993-1995);
prior thereto, Senior Vice President (January 1991-1992) and
Publishing Vice President (May 1989-December 1990) of Gralla
Publications (a division of United Newspapers, U.K.); formerly
Senior Vice President of Fairchild Publications, Inc.; Trustee
of The BlackRock Government Income Trust, Command Government
Fund, Command Money Fund and Command Tax-Free Fund; Director
of Prudential Intermediate Global Income Fund, Inc. and
Prudential Special Money Market Fund, Inc.
Nancy H. Teeters (66), Economist; formerly Vice President and   Director
Chief Economist (March 1986-June 1990) of International
Business Machines Corporation; former Member of the Board of
Governors of the Horace H. Rackham School of Graduate Studies
of the University of Michigan; Director of Inland Steel
Corporation (since July 1991), Global Utility Fund, Inc.,
Prudential Equity Fund, Inc., Prudential MoneyMart Assets,
Inc., Prudential Mortgage Income Fund, Inc., Prudential
Special Money Market Fund, Inc., First Financial Fund, Inc.
and The Global Total Return Fund, Inc.; Trustee of The
BlackRock Government Income Trust, Command Government Fund,
Command Money Fund, Command Tax-Free Fund, Prudential
California Municipal Fund and Prudential Municipal Series
Fund.

- --------
 * Is or will be an "interested director", as defined by the Investment Company Act, by reason of his affiliation with PMF, Prudential Securities or Prudential.

  The Fund has a nominating committee and an audit committee, the members of which are the independent Board Members. The Audit Committee makes recommendations to the Board with respect to the engagement of independent accountants and reviews with the independent accountants the plan and results of the audit engagement and matters having a material effect upon the Fund's financial operations. The Nominating Committee makes recommendations to the Board with respect to candidates for election as Board Members. The Nominating Committee does not consider nominees recommended by shareholders to fill vacancies on the Board.

  There were four meetings of the Fund's Board of Directors held during the fiscal year ended December 31, 1995. The Board of Directors presently has an Audit Committee and a Nominating Committee. The members of the Audit and Nominating Committees are Mmes. Gold and Teeters and Messrs. Owens, Spielvogel and Wellington. The Audit Committee met twice during the fiscal year ended December 31, 1995. The Nominating Committee met once during the fiscal year ended December 31, 1995. Mr. Jacobs and Mr. Redecker attended fewer than 75% of the aggregate of the total number of meetings of the Directors, the Audit Committee and Nominating Committee held during the fiscal year for which each such Director has been a member.

  The executive officers of the Fund, other than as shown above, are David W. Drasnin, Vice President, having held office since July 19, 1985; Robert F. Gunia, Vice President, having held such office since April 29, 1987; Grace Torres, Treasurer and Principal Financial and Accounting Officer, having held such office since February 1, 1995; Stephen M. Ungerman, Assistant Treasurer, having held office since May 10, 1995; S. Jane Rose, Secretary, having held office since October 17, 1984; and Deborah Docs, Assistant Secretary, having held such office since July 26, 1989. Mr. Drasnin is 59 years old and is a Vice President and Branch Manager of Prudential Securities. Mr. Gunia is 49 years old and is currently Chief Administrative Officer (since July 1990), Director, Executive Vice President, Treasurer and Chief Financial Officer of PMF and a Senior Vice President of Prudential Securities. He is also Executive Vice President, Treasurer and Comptroller (since March 1991) of PMFD and Director of PMFS. Ms. Torres is 37 years old and is First Vice President (since March 1994) of PMF and First Vice President (since March 1994) of Prudential Securities. Prior thereto, she was a Vice President of Bankers Trust Company. Mr. Ungerman is 43 years old and is First Vice President of PMF (since February 1993). Prior thereto, he was Senior Tax Manager at Price Waterhouse LLP (1981 -- January 1993). Ms. Rose is 50 years old and is a Senior Vice President (since January 1991) and Senior Counsel of PMF and a Senior Vice President and Senior Counsel of Prudential Securities (since July
1992). Prior thereto, she was First Vice President (June 1987 -- December
1990) of PMF and a Vice President and Associate General Counsel of Prudential Securities. Ms. Docs is 38 years old and is a Vice President and Associate General Counsel (since January 1993) of PMF, and a Vice President and Associate General Counsel (since January 1993) of Prudential Securities. She was formerly Associate Vice President (January 1990 -- December 1992), Assistant Vice President (January 1989 -- December 1989) and Assistant General Counsel (November 1991 -- December 1992) of PMF. The executive officers of the Fund are elected annually by the Board of Directors.

REQUIRED VOTE

  For the election of the Board, the candidates receiving the affirmative vote of a plurality of the votes cast for the election of Board Members will be elected, provided a quorum is present.

  THE BOARD OF DIRECTORS, INCLUDING ITS INDEPENDENT BOARD MEMBERS, RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES UNDER PROPOSAL NO. 1.

     APPROVAL OF ELIMINATION OF THE FUND'S INVESTMENTRESTRICTION REGARDING
                              UNSEASONED ISSUERS
                               (PROPOSAL NO. 2)

  On May 9, 1996, at the request of the Fund's Subadviser, the Board of Directors considered and recommended for shareholder approval elimination of the Fund's Investment Restriction No. 10, which provides that the Fund may not:

      Purchase securities, other than obligations of the U.S. Government, its agencies or instrumentalities, of any issuer having a record, together with predecessors, of less than three years continuous operations, if, immediately after such purchase, more than 5% of the Fund's total assets would be invested in such securities.

  This restriction was initially placed in each Fund's registration statement due to state law ("blue sky") requirements. In light of a recent movement on the part of the Federal government (e.g., recently proposed legislation, which if adopted would decrease greatly the registration burden placed upon mutual funds to meet state registration requirements and encourage state administrators to bring blue sky requirements in line with Federal registration requirements), the investment adviser believes it prudent to delete this investment restriction as fundamental and to permit the Board of Directors the flexibility to relax the restriction if legislative and regulatory changes so permit.

  Upon the approval of Proposal No. 2, the existing fundamental restriction regarding the purchase of securities of issuers in business for less than three years would be eliminated. The Fund would in turn become subject to the following non-fundamental restriction.

  The Fund may not:

      Purchase any security if as a result the Fund would then have more than 5% of its total assets (determined at the time of the investment) invested in securities of companies (including predecessors) having a record of less than three years continuous operation, except that the Fund may invest in securities of any U.S. Government agency or instrumentality, and in any security guaranteed by such an agency or instrumentality.

  The Board of Directors believes that approval of Proposal No. 2 is in the best interests of shareholders and the Fund. Because the Fund is not required to hold annual meetings of shareholders and does not intend to hold such meetings unless shareholder action is required by the Investment Company Act or the Fund's By-laws, future shareholder consideration to eliminating Investment Restriction No. 10 will require a special meeting of shareholders at considerable cost to the Fund. If such consideration is postponed, the Fund may be deprived of beneficial investment opportunities.

REQUIRED VOTE

  Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the Fund's outstanding voting securities. Under the Investment Company Act, a majority of the Fund's outstanding voting securities is defined as the lesser of (i) 67% of the Fund's outstanding voting shares represented at a meeting at which more than 50% of the outstanding voting shares of the Fund are present in person or represented by proxy, or (ii) more than 50% of the Fund's outstanding voting shares. If the proposed change in investment policy is not approved, the current limitations would remain a fundamental policy which could not be changed without the approval of a majority of the outstanding voting securities of the Fund.

  THE BOARD OF DIRECTORS, INCLUDING ITS INDEPENDENT BOARD MEMBERS, RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL NO. 2.

           APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION
                               (PROPOSAL NO. 3)

  The Board of Directors proposes, subject to the approval of shareholders, that the Fund's Articles of Incorporation be amended to decrease the par value of the shares of Common Stock of the Fund from ten cents ($.10) per share to one tenth of one cent ($.001) per share. The purpose of this proposed amendment is to bring the Fund's par value amount into conformity with other Prudential Mutual Funds. In addition, with a lower par value, it will be less expensive for the Fund to increase the amount of authorized Common Stock should such an increase become necessary or desirable.

  The Board of Directors has approved the amendment and has directed that it be submitted to the Fund's shareholders for consideration at this Meeting. The Directors believe that the amendment is in the best interests of the shareholders and the Fund.

  The proposal to decrease the par value must be approved by the holders of a majority of the Fund's shares of Common Stock in accordance with the Fund's Articles of Incorporation. The Amendment will be effected as soon as practicable after shareholder approval.

REQUIRED VOTE

  Under Maryland law and the Fund's Articles of Incorporation, an amendment to the Articles of Incorporation requires the affirmative vote of a majority of the Fund's outstanding shares entitled to vote. In the event that shareholders do not approve the Proposed Amendment, the current Articles of Incorporation will continue in its present form.

  THE BOARD OF DIRECTORS, INCLUDING ITS INDEPENDENT BOARD MEMBERS, RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL NO. 3.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                               (PROPOSAL NO. 4)

  The Board of Directors, including Directors who are not interested persons of the Fund, has selected Deloitte & Touche LLP as independent accountants of the Fund for the fiscal year ending December 31, 1996. The ratification of the selection of independent public accountants is to be voted upon at the Meeting and it is intended that the persons named as proxies in the accompanying Proxy will vote for Deloitte & Touche LLP. No representative of Deloitte & Touche LLP is expected to be present at the Meeting.

  The policy of the Board of Directors regarding engaging independent accountants' services is that management may engage the Fund's principal independent public accountants to perform any service(s) normally provided by independent accounting firms, provided that such service(s) meet(s) any and all of the independence requirements of the American Institute of Certified Public Accountants and the SEC. In accordance with this policy, the Audit Committee reviews and approves all services provided by the independent public accountants prior to their being rendered. The Board of Directors of the Fund receives a report from its Audit Committee relating to all services after they have been performed by the Fund's independent accountants.

                                 OTHER MATTERS

  No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment of the Meeting, the persons named as proxies in the enclosed proxy will vote thereon according to their best judgment in the interests of the Fund.

                             SHAREHOLDER PROPOSALS

  A shareholder's proposal intended to be presented at any subsequent meeting of shareholders of the Fund must be received by the Fund a reasonable time before the Board of Directors makes the solicitation relating to such meeting, in order to be included in the Fund's Proxy Statement and form of proxy relating to such meeting.

                                          S. Jane Rose
                                          Secretary
Dated: August 15, 1996

  SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PRUDENTIAL MONEY MART   PROXY   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
ASSETS, INC.                    OF DIRECTORS.
ONE SEAPORT PLAZA               The undersigned hereby appoints S. Jane Rose,
NEW YORK, NEW YORK 10292        Deborah A. Docs and Grace Torres as Proxies,
                                each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Prudential Money
                                Mart Assets, Inc. held of record by the under-signed on August 9, 1996 at the Annual Meeting of Shareholders to be held on October 30, 1996, or any adjournment thereof.

The Board of Directors recommends a vote "FOR" each of the following proposals.

1. Election of Directors
   [_] FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW).
   [_] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW.

(INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
Edward D. Beach, Stephen C. Eyre, Delayne Dedrick Gold, Don G. Hoff, Robert E. LaBlanc, Richard A. Redeker, Robin B. Smith, Stephen Stoneburn and Nancy Hays Teeters.

2. To approve the elimination of the Fund's investment restriction regarding unseasoned issuers.
   [_] FOR   [_] AGAINST   [_] ABSTAIN

3. To approve an amendment to the Articles of Incorporation to change the par value amount of the authorized Common Stock of the Fund.
   [_] FOR   [_] AGAINST   [_] ABSTAIN

4. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as independent accountants for the fiscal year ending December 31, 1996.
   [_] FOR   [_] AGAINST   [_] ABSTAIN
                                                                          (over)

(Continued from other side)

5. In their discretion, the Proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DESCRIBED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

                                         When signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If a
                                         corporation, please sign in full
                                         corporate name by president or other
                                         authorized officer. If a partnership,
                                         please sign in partnership name by
                                         authorized person.

                                         Dated __________________________, 1996

                                         ______________________________________
                                         Signature

                                         ______________________________________
                                         Signature if held jointly